Exhibit 2.1



                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION


In re:                                )  Case Nos. 02- 08697 through 02-08738
                                      )  (Jointly Administered)
                                      )  Chapter 11
NATIONAL STEEL CORPORATION, et al.,   )
                                      )  Honorable John H. Squires
                  Debtors.            )
                                      )

            FIRST AMENDED JOINT PLAN OF LIQUIDATION OF NATIONAL STEEL CORPORATION AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION
        ----------------------------------------------------------------


                           PIPER RUDNICK
                           Mark A. Berkoff
                           David N. Missner
                           Steven J. Christenholz
                           203 North LaSalle Street
                           Suite 1800
                           Chicago, Illinois  60601-1293
                           (312) 368-4000

                           Counsel for Debtors and Debtors in Possession

                              - and -

                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) Timothy R. Pohl
                           Gary P. Cullen
                           333 West Wacker Drive
                           Chicago, Illinois  60606-1285
                           (312) 407-0700

                           Special Counsel for Debtors and Debtors in Possession

Dated:  August 20, 2003


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                                            Table of Contents
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Article                                                                                                        Page
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ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.............................1
         1.1.     Scope of Definitions; Rules of Construction.....................................................1
         1.2.     Definitions.....................................................................................1
         1.3.     Rules of Interpretation........................................................................15
         1.4.     Computation of Time............................................................................15
         1.5.     Governing Law..................................................................................15

ARTICLE II CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS..................................................16
         2.1.     Categories of Debtors..........................................................................16
         2.2.     Unclassified Claims............................................................................17
         2.3.     Classification of Claims and Interests.........................................................17
         2.4.     Treatment of Claims against and Interests in NSC...............................................19
         2.5.     Treatment of Claims against and Interests in NS Pellet.........................................21
         2.6.     Treatment of Claims against and Interests in ProCoil...........................................23
         2.7.     Treatment of Claims against and Interests in each of the respective Inactive Debtors...........25
         2.8.     Treatment of Claims against and Interests in each of the respective No Asset Debtors...........26
         2.9.     Bond Claims....................................................................................27
         2.10.    Mitsubishi/Marubeni Claims.....................................................................27
         2.11.    PBGC Claims....................................................................................27
         2.12.    Initial Unsecured Creditor Funding.............................................................28
         2.13.    Intercompany Settlement........................................................................28
         2.14.    Reservation of Rights Regarding Claims.........................................................29
         2.15.    Third Party Claims.............................................................................29

ARTICLE III ACCEPTANCE OR REJECTION OF THE PLAN..................................................................29
         3.1.     Impaired Classes of Claims and Interests Entitled to Vote......................................29
         3.2.     Acceptance by an Impaired Class................................................................29
         3.3.     Presumed Acceptances by Unimpaired Classes.....................................................29
         3.4.     Classes Deemed to Reject Plan..................................................................29
         3.5.     Summary of Classes Voting on the Plan..........................................................30
         3.6.     Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code................................30

ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................30
         4.1.     US Steel Sale..................................................................................30
         4.2.     Sources for Plan Distributions.................................................................30
         4.3.     Continued Corporate Existence; Vesting of Assets...............................................30
         4.4.     Dissolution of the Inactive Debtors and the No Asset Debtors...................................31
         4.5.     Cancellation of Old Securities and Related Agreements..........................................31
         4.6.     Certificates of Incorporation and By-laws......................................................32
         4.7.     Restructuring Transactions.....................................................................32
         4.8.     Compensation and Benefit Programs..............................................................33
         4.9.     Directors and Officers of Reorganized Debtors..................................................33
         4.10.    The Plan Administrator.........................................................................33
         4.11.    Preservation of Rights of Action...............................................................38
         4.12.    Effectuating Documents; Further Transactions...................................................38
         4.13.    Section 1146 Exemption From Certain Transfer Taxes.............................................38
         4.14.    Releases and Related Matters...................................................................39

ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................39
         5.1.     Rejected Contracts and Leases..................................................................39
         5.2.     Rejection Damages Bar Date.....................................................................40

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS....................................................................40
         6.1.     Distributions for Claims Allowed as of the Effective Date......................................40
         6.2.     Interest on Claims.............................................................................40
         6.3.     Distributions by Disbursing Agent..............................................................41
         6.4.     Record Date for Distributions to Bond Holders..................................................41
         6.5.     Means of Cash Payment..........................................................................41
         6.6.     Delivery of Distributions......................................................................42
         6.7.     Surrender of Securities and Instruments........................................................43
         6.8.     Withholding and Reporting Requirements.........................................................43
         6.9.     Setoffs........................................................................................44

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND  UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO 44
         7.1.     Prosecution of Objections to Claims............................................................44
         7.2.     Treatment of Disputed Claims...................................................................44
         7.3.     Disputed Claims Reserves.......................................................................44
         7.4.     Distributions on Account of Disputed Claims once they are Allowed and Additional Distributions on Account of
                  Previously Allowed Claims......................................................................45

ARTICLE VIII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN...................................45
         8.1.     Conditions to Confirmation.....................................................................45
         8.2.     Conditions to Effective Date...................................................................45
         8.3.     Waiver of Conditions...........................................................................46

ARTICLE IX RETENTION OF JURISDICTION.............................................................................46

ARTICLE X MISCELLANEOUS PROVISIONS...............................................................................49
         10.1.    Professional Fee Claims........................................................................49
         10.2.    Administrative Claims Bar Date.................................................................49
         10.3.    Payment of Statutory Fees......................................................................49
         10.4.    Modifications and Amendments...................................................................49
         10.5.    Severability of Plan Provisions................................................................50
         10.6.    Conflicts......................................................................................50
         10.7.    Successors and Assigns.........................................................................50
         10.8.    Compromises and Settlements After Confirmation.................................................50
         10.9.    Releases and Satisfaction of Subordination and Other Rights....................................50
         10.10.   Discharge of the Debtors.......................................................................51
         10.11.   Injunction.....................................................................................51
         10.12.   Exculpation and Limitation of Liability........................................................51
         10.13.   Binding Effect.................................................................................52
         10.14.   Effect of Non-Consummation.....................................................................53
         10.15.   Plan Exhibits..................................................................................53
         10.16.   Notices........................................................................................53
         10.17.   Creditors' Committee and Unsecured Creditors Representative....................................55
         10.18.   Plan Monitor...................................................................................56
         10.19.   Term of Injunctions or Stays...................................................................57
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                                   ARTICLE I
                                   ---------

                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW
                      -------------------------------------

         1.1. Scope of Definitions; Rules of Construction. For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

         1.2. Definitions.

         "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case,
(b) Professional Fee Claims, (c) all fees and charges properly assessed against the Estates under 28 U.S.C. ss. 1930, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A) of the Bankruptcy Code.

         "Affiliate" means any Person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined.

         "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no Proof of Claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in this Plan.

         "Allowed Class. . . Claim" means an Allowed Claim in the particular Class described.

         "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Reorganized NSC to be filed with the Secretary of State of Delaware on the Effective Date.

         "American Steel" means American Steel Corporation, a corporation organized under the laws of the State of Michigan, debtor in possession in Case No. 02-08700 pending in the Bankruptcy Court.

         "Avoidance Actions" means Causes of Action arising under Sections 502, 510, 541, 542, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

         "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the Northern District of Illinois, Eastern Division, or such other court as may have jurisdiction over the Chapter 11 Case.

         "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim or Interest against the Debtors.

         "Bonds" shall mean the 8 3/8% 2006 Series Bonds and the 9 7/8% 2009 Series D Bonds issued by NSC pursuant to the Indenture.

         "Bond Claims" means any Claim arising from the Bonds or the Indenture (other than Allowed Professional Fee Claims).

         "Bond Recovery Pool" means 64% of the Reorganized Debtor Net Available Cash.

         "Bond Sale Closing Date Payment" means the payment of $231,780,000 to the Indenture Trustee for the benefit of the holders of the Bonds made at the closing of the US Steel Sale.

         "Bondholders' Committee" means the unofficial ad hoc committee of holders of the Bonds.

         "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in Chicago, Illinois.

         "Cash" means legal tender of the United States or equivalents thereof.

         "Causes of Action" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

         "Chapter 11 Case" means the jointly administered Chapter 11 cases of the Debtors.

         "Claim" means a claim against the Debtors, or any of them, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

         "Claiming Period" is defined in Section 6.6(a).

         "Claims Objection Deadline" means the last day for filing objections to Disputed Claims, which day shall be six (6) months after the Effective Date, unless such date is extended by the Bankruptcy Court upon request by the Debtors or the Reorganized Debtors.

         "Class" means a category of holders of Claims or Interests, as described in Article II of this Plan.

         "Closing" means the closing on May 20, 2003 of the transactions contemplated by the Purchase Agreement upon the terms and subject to the satisfaction of the conditions therein.

         "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

         "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

         "Confirmation Hearing" means the hearing to consider confirmation of the Plan under Section 1128 of the Bankruptcy Code.

         "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

         "Creditor" means any Person who holds a Claim against any of the Debtors.

         "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

         "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         "D.W. Pipeline" means D.W. Pipeline Company, a corporation organized under the laws of the State of Michigan, debtor in possession in Case No. 02-08704 pending in the Bankruptcy Court.

         "Debtor(s)" means, individually, and collectively, NSC, American Steel, D.W. Pipeline, Granite City Steel, Granite Intake, Great Lakes Steel, Hanna Furnace, Hanna Ore, Ingleside Dock, Ingleside Holdings, Ingleside Point, Liberty, Mid-Coast Minerals, Midwest Steel, National Acquisition, NC Acquisition, NC Operating, National Casting, National Coal, National Coating Limited, National Coating Line, National Mines, National Ontario I, National Ontario II, National Pickle, NM Procurement Corp., NSC (NY), NS Funding, NS Holdings, NS Land, NS Technologies, NSC Realty, NSL, Natcoal, NS Pellet, Natland, Peter White Coal, ProCoil, Puritan, Rostraver, Skar-Ore and Teal Lake, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

         "Disallowed Claim" means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, or (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a Bar Date has been established but no Proof of Claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

         "Disbursing Agent" means the Reorganized Debtors or any party designated by the Plan Administrator or the Reorganized Debtors to serve as disbursing agent under the Plan.

         "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with Section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         "Disputed Claim" means any Claim that has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and

            (a) if no Proof of Claim has been filed by the applicable Bar Date, a Claim which has been listed on the Schedules as unliquidated, contingent, or disputed, or in zero or unknown amount, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

            (b) if a Proof of Claim has been filed by the applicable Bar Date, a Claim designated on such Proof of Claim in zero or unknown amount, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

            (c) if a Proof of Claim has been filed by the applicable Bar Date
     (i) a Claim designated on such Proof of Claim as unliquidated, contingent or disputed; and (ii) as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

            (d) for which a Proof of Claim was required to be filed by order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed;

            (e) or that is disputed in accordance with the provisions of this Plan.

         "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by the Debtors, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

         "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors to holders of Allowed Claims entitled to receive distributions under this Plan.

         "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

         "Effective Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article IX of this Plan have been satisfied or waived as provided in Article IX of this Plan and is the effective date of the Plan.

         "Estate(s)" means, individually, the estate of each Debtor in the Chapter 11 Case, and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

         "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any Proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         "Final Order" means an order or judgment, the operation or effect of which has not been reversed or stayed, is no longer subject to appeal, certiorari proceeding or other proceeding for review, reargument, or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review, reargument, or rehearing has been requested or is then pending and the time to file any such appeal, certiorari proceeding or other proceeding for review, reargument, or rehearing has expired or as to which any right to appeal, petition for certiorari, reargue, or seek rehearing shall have been waived in writing in form and substance satisfactory to the Debtors and the Purchaser.

         "General Unsecured Claim" means a Claim that is not a Miscellaneous Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Mitsubishi/Marubeni Claim, Bond Claim or PBGC Claim.
         "Governmental Authorities" means any government of any nation, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and includes the Bankruptcy Court.

         "Granite City Steel" means Granite City Steel Company, a corporation organized under the laws of the State of Illinois, debtor in possession in Case No. 02-08697 pending in the Bankruptcy Court.

         "Granite Intake" means Granite Intake Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08707 pending in the Bankruptcy Court.

         "Great Lakes Steel" means Great Lakes Steel Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08713 pending in the Bankruptcy Court.

         "Hanna Furnace" means The Hanna Furnace Corporation, a corporation organized under the laws of the State of New York, debtor in possession in Case No. 02-08715 pending in the Bankruptcy Court.

         "Hanna Ore" means Hanna Ore Mining Company, a corporation organized under the laws of the State of Minnesota, debtor in possession in Case No. 02-08719 pending in the Bankruptcy Court.

         "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

         "Inactive Debtors" means D.W. Pipeline, Granite Intake, Ingleside Dock, Ingleside Holdings, Ingleside Point, Natcoal, Natland, National Coating Limited, National Coating Line, National Ontario I, National Ontario II, NM Procurement Corp., NSC Realty, and Rostraver.

         "Indenture" means that certain Indenture of Mortgage and Deed of Trust dated May 1, 1952, as supplemented from time to time, with Indenture Trustee as succssor trustee to The Chase Manhattan Bank, and Frank J. Grippo.

         "Indenture Trustee" means collectively, HSBC Bank USA and the Individual Trustee.

         "Individual Trustee" means Robert A. Conrad.

         "Ingleside Dock" means Ingleside Channel & Dock Co., a corporation organized under the laws of the State of Texas, debtor in possession in Case No. 02-08723 pending in the Bankruptcy Court.

         "Ingleside Holdings" means Ingleside Holdings L.P., a limited partnership organized under the laws of the State of Texas, debtor in possession in Case No. 02-08728 pending in the Bankruptcy Court

         "Ingleside Point" means Ingleside Point Corporation, a corporation organized under the laws of the State of Texas, debtor in possession in Case No. 02-08731 pending in the Bankruptcy Court.

         "Initial Unsecured Creditor Funding" means the $25 million to be placed in the Unsecured Creditor Escrow on the Effective Date pursuant to Section 2.12 of this Plan.

         "Intercompany Claim" means, as the case may be, any (a) account reflecting intercompany book entries by one Debtor with respect to another Debtor, or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

         "Intercreditor Settlement" means that certain Intercreditor Settlement Term Sheet dated as of April 21, 2003 by NSC, the Creditors' Committee, the Indenture Trustee, the Bondholders' Committee, Mitsubishi and Marubeni, which was incorporated into the Sale Order.

         "Interest" means, with respect to each Debtor, the rights and interests of the holder of any equity security, including options or warrants to purchase equity securities, stock appreciation rights or other rights to purchase or deliver in exchange for equity securities, including preferred stock, options or warrants to purchase or otherwise acquire the same and any Claims arising out of the purchase and sales of any such securities.

         "Liberty" means Liberty Pipe and Tube, Inc., a corporation organized under the laws of the State of Texas, debtor in possession in Case No. 02-08737 pending in the Bankruptcy Court.

         "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         "Litigation Claims" means the claims, Causes of Action, Avoidance Actions, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Section
4.11 of this Plan.

         "Local Rules" means the Local Rules of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

         "Marubeni" means, collectively, Marubeni America Corporation and any of its subsidiaries or affiliates.

         "Marubeni Claims" means the Claims of Marubeni, which shall be Allowed in the aggregate amount of $38,736,493 (other than Allowed Professional Fee Claims), pursuant to this Plan.

         "Mid-Coast Minerals" means Mid-Coast Minerals Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08701 pending in the Bankruptcy Court.

         "Midwest Steel" means Midwest Steel Corporation, a corporation organized under the laws of the State of Pennsylvania, debtor in possession in Case No. 02-08705 pending in the Bankruptcy Court.

         "Mineworkers" means those current, retired or former members of the UMWA who have made a Coal Act Claim or on whose behalf the UMWA has made a Coal Act Claim.

         "Miscellaneous Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to
Section 506(a) of the Bankruptcy Code, other than Bond Claims, Mitsubishi/Marubeni Claims and PBGC Claims. The NUF Loan is a Miscellaneous Secured Claim against NSC.

         "Mitsubishi" means, collectively, Mitsubishi Corporation and Mitsubishi International, Corp., and any of their respective subsidiaries or affiliates.

         "Mitsubishi Claims" means the Claims of Mitsubishi, which shall be Allowed in the aggregate amount of $91,844,236.01 (other than Allowed Professional Fee Claims), pursuant to this Plan.

         "Mitsubishi/Marubeni Claims" means collectively, the Mitsubishi Claims and the Marubeni Claims.

         "Mitsubishi/Marubeni Recovery Pool" means 16% of the Reorganized Debtor Net Available Cash.

         "Mitsubishi/Marubeni Sale Closing Date Payment" means the aggregate payment of $77.42 million to Mitsubishi and Marubeni made at the closing of the US Steel Sale and the payment of $1.0 million of Cure Claims made at the Closing of the US Steel Sale.

         "Natcoal" means Natcoal, Inc., a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08729 pending in the Bankruptcy Court.

         "Natland" means Natland Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08708 pending in the Bankruptcy Court.

         "National Acquisition" means National Acquisition Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08732 pending in the Bankruptcy Court.

         "National Casting" means National Casting Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08702 pending in the Bankruptcy Court.

         "National Coal" means National Coal Mining Company, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08706 pending in the Bankruptcy Court.

         "National Coating Limited" means National Coating Limited Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08709 pending in the Bankruptcy Court.

         "National Coating Line" means National Coating Line Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08711 pending in the Bankruptcy Court.

         "National Mines" means National Mines Corporation, a corporation organized under the laws of the State of Pennsylvania, debtor in possession in Case No. 02-08716 pending in the Bankruptcy Court.

         "National Ontario I" means National Ontario Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08720 pending in the Bankruptcy Court.

         "National Ontario II" means National Ontario II, Limited, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08724 pending in the Bankruptcy Court.

         "National Pickle Line" means National Pickle Line Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08725 pending in the Bankruptcy Court.

         "NC Acquisition" means National Caster Acquisition Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08735 pending in the Bankruptcy Court.

         "NC Operating" means National Caster Operating Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08736 pending in the Bankruptcy Court.

         "New Common Stock" means the single share of common stock of Reorganized NSC authorized under Section 4.7 of this Plan and under the Amended and Restated Certificate of Incorporation and issued to the Plan Administrator on the Effective Date.

         "NKK Entities" means NKK Corp. (or its successor in interest, JFE Steel Corporation) and any of its corporate affiliates or subsidiaries (other than a Debtor or a Reorganized Debtor).

         "NKK Litigation Claims" means (A) all rights under chapter 5 of the Bankruptcy Code or any other applicable law, including, without limitation, fraudulent conveyance under sections 544 and/or 548 of the Bankruptcy Code, preferences under section 547 of the Bankruptcy Code, equitable subordination or disallowance under section 510(c) of the Bankruptcy Code, recharacterization of debt to equity, to challenge any Claims and/or security interests asserted by any NKK Entities against any of the Debtors, (B) any and all challenges to avoid any other transfers to any of the NKK Entities, and (C) any and all affirmative Litigation Claims against the NKK Entities and their respective officers and directors acting in their capacity as officers and directors of an NKK Entity.

         "NKK Litigation Trust" means a trust created on the Effective Date pursuant to 11 U.S.C. ss. 1123(b) into which the NKK Litigation Claims shall be automatically transferred free and clear of all liens, claims, encumbrances, and other interests on the Effective Date.

         "NKK Litigation Trust Agreement" means the agreement governing the NKK Litigation Trust, in form and substance reasonably acceptable to the Bondholders' Committee, the Creditors' Committee, Mitsubishi, and Marubeni, which shall be filed not later than five (5) days before the Confirmation Hearing and made an Exhibit to this Plan.

         "NM Procurement Corp." means National Materials Procurement Corporation, a corporation organized under the laws of the State of Illinois, debtor in possession in Case No. 02-08698 pending in the Bankruptcy Court.

         "No Asset Debtors" means American Steel, Granite City Steel, Great Lakes Steel, Hanna Furnace, Hanna Ore, Liberty, Mid-Coast Minerals, Midwest Steel, National Acquisition, National Casting, National Coal, National Mines, National Pickle, NC Acquisition, NC Operating, NS Funding, NS Holdings, NS Land, NS Technologies, NSC (NY), NSL, Peter White Coal, Puritan, Skar-Ore, and Teal Lake.

         "NS Funding" means National Steel Funding Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08733 pending in the Bankruptcy Court.

         "NS Holdings" means NS Holdings Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08710 pending in the Bankruptcy Court.

         "NS Land" means NS Land Company, a corporation organized under the laws of the State of New Jersey, debtor in possession in Case No. 02-08714 pending in the Bankruptcy Court.

         "NS Pellet" means National Steel Pellet Company, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08703 pending in the Bankruptcy Court.

          "NS Pellet Unsecured Creditor Recovery Pool" means 2.4% of the Overall Unsecured Creditor Recovery Pool.

         "NS Technologies" means NS Technologies, Inc., a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08717 pending in the Bankruptcy Court.

         "NSC" means National Steel Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08738 pending in the Bankruptcy Court.

         "NSC Interests" means Interests, including the Old NSC Stock, in NSC as of the Petition Date.

         "NSC (NY)" means National Steel Corporation, a corporation organized under the laws of the State of New York, debtor in possession in Case No. 02-08738 pending in the Bankruptcy Court.

         "NSC Realty" means NSC Realty Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08721 pending in the Bankruptcy Court.

         "NSC Unsecured Creditor Recovery Pool" means 95.4% of the Overall Unsecured Creditor Recovery Pool.

         "NSL" means NSL, Inc., a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08726 pending in the Bankruptcy Court.

         "NUF Loan" means that certain Amended and Restated Subordinated Credit Agreement dated as of September 28, 2001, as amended, restated, supplemented, or otherwise modified, between Borrower and JFE Steel Corporation.

         "Old NSC Stock" means the shares of common class A stock of NSC and the shares of common class B stock of NSC, and all options, warrants or rights, contractual or otherwise, if any, to acquire any such stock, issued and outstanding as of the Petition Date.

         "Old Securities" means Old NSC Stock and the Bonds.

         "Old Subsidiary Stock" means, with respect to all Debtors other than NSC, the shares of common stock of such Debtor, and all options, warrants or rights, contractual or otherwise, if any, to acquire any such stock, issued and outstanding as of the Petition Date.

         "Other Priority Claim" means a Claim entitled to priority pursuant to
Section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

         "Overall Unsecured Creditor Recovery Pool" means $25,000,000 plus 20% of the Reorganized Debtor Net Available Cash.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PBGC Claims" means all Claims of the PBGC and all claims of the PBGC against any Affiliate of any Debtor.

         "PBGC Sale Closing Date Payment" means the payment of $30 million made to the PBGC at the closing of the US Steel Sale.

         "PBGC Settlement" means that certain Stipulation and Agreed Order By and Between Debtors and Pension Benefit Guaranty Corporation dated as of April 21, 2003.

         "Person" means Person as defined in Section 101 (41) of the Bankruptcy Code.

         "Peter White Coal" means Peter White Coal Mining Corp., a corporation organized under the laws of the State of West Virginia, debtor in possession in Case No. 02-08712 pending in the Bankruptcy Court.

         "Petition Date" means, as to each Debtor, the date on which such Debtor filed its petition commencing its Chapter 11 Case.

         "Plan" means those plans of liquidation that are herein proposed by each of the Debtors for the resolution of outstanding Claims and Interests, as such plans may be amended from time to time in accordance with the Bankruptcy Code.

         "Plan Administrator" means Mr. Kirk Sobecki, the President of the Debtors as of the date hereof, whose designation shall be approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administration Agreement and to take such other actions as may be authorized under the Plan Administration Agreement, and any successor thereto.

         "Plan Administrator Agreement" means the agreement to be entered into between and among the Debtors and the Plan Administrator, in form and substance reasonably acceptable to the Bondholders' Committee, the Creditors' Committee, Mitsubishi, and Marubeni, specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under the Plan, which will be filed not later than five (5) days prior to the Confirmation Hearing.

         "Plan Exhibit" means any exhibit or schedule attached hereto.

         "Plan Monitor" means a person or entity to be selected as set forth in
Section 10.18 of this Plan on the Effective Date to review matters relating to the administration of the Debtors' estates and to report to the Residual Beneficiaries' Representatives.

         "Priority Tax Claim" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

         "ProCoil" means ProCoil Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08718 pending in the Bankruptcy Court.

          "ProCoil Unsecured Creditor Recovery Pool" means 2.2% of the Overall Unsecured Creditor Recovery Pool.

         "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the Bankruptcy Code or any adequate protection stipulation by the Bankruptcy Court during the Chapter 11 Cases.

         "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

         "Pro Rata" means, at any time, the proportion that the Face Amount of an Allowed Claim in a particular Class bears to the aggregate Face Amount of all Allowed Claims in such Class, unless the Plan provides otherwise.

         "Proof of Claim" means the proof of claim that must be filed by a holder of an Impaired Unsecured Claim by the Bar Date.

         "Purchase Agreement" means the Asset Purchase Agreement dated as of April 21, 2003 by and among U.S. Steel and NSC and the subsidiaries of NSC set forth on the signature pages thereto.

         "Puritan" means Puritan Mining Company, a corporation organized under the laws of the State of Michigan, debtor in possession in Case No. 02-08722 pending in the Bankruptcy Court.

         "Quarter" means the period beginning on the Effective Date and ending on the first immediately following December 31, March 31, June 30 or September 30, and each three (3) month period thereafter; provided, however, that if the Effective Date is within 30 days of the first such specified date, then the first Quarter will end on the next succeeding such specified date.

         "Quarterly Distribution Date" means the last Business Day of the month following the end of each Quarter.

         "Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Effective Date.

         "Reorganized Debtor(s)" means, individually, any Debtor and, collectively, all Debtors, on or after the Effective Date.

         "Reorganized Debtor Net Available Cash" means and includes all Cash, recoveries from Litigation Claims and all net proceeds derived from the sale or other liquidation of the assets of the Debtors' Estates, pursuant to this Plan or otherwise, remaining after payment in full of all Allowed Miscellaneous Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, the Initial Unsecured Creditor Funding and any other costs and expenses related to the consummation and implementation of this Plan.

         "Reorganized NSC" means NSC, as renamed "NSC Liquidating Corp.," on and after the Effective Date.

         "Residual Beneficiaries' Representatives" means, collectively, the Unsecured Creditors Representative, the Bondholders' Committee, Mitsubishi and Marubeni.

         "Restructuring Transactions" has the meaning ascribed thereto in
Section 4.7 of this Plan.

         "Rostraver" means Rostraver Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08727 pending in the Bankruptcy Court.

         "Sale Order" means the order entered by the Bankruptcy Court on April 21, 2003 (Docket No. 2107) approving the US Steel Sale.

         "Scheduled" means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

         "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         "Skar-Ore" means Skar-Ore Steamship Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08730 pending in the Bankruptcy Court.

         "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to Section 503(b)(3),(4), or (5) of the Bankruptcy Code.

         "Teal Lake" means The Teal Lake Iron Mining Company, a corporation organized under the laws of the State of Michigan, debtor in possession in Case No. 02-08734 pending in the Bankruptcy Court.

         "UMWA" means the United Mineworkers of America, or its successor in interest.

         "Unimpaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

         "Unimpaired Claim" means a Claim that is not an Impaired Claim.

         "Unsecured Creditor Escrow" means the escrow established for the sole and exclusive benefit of holders of Allowed Class NSC-6 Claims, Allowed Class NSP-4 Claims, Allowed Class Pro-4 Claims, and Allowed PBGC Claims, into which the funds in the Overall Unsecured Creditor Recovery Pool shall be deposited.

         "Unsecured Creditors Representative" means a committee to be selected by the Creditors' Committee to monitor implementation of the Plan and to take such other actions as are set forth in the Plan or as may be approved by the Bankruptcy Court.

         "US Steel" means United States Steel Corporation, a corporation organized under the laws of the State of Delaware.

         "US Steel Sale" means the sale of substantially all of the Debtors' assets to US Steel that was approved by the Bankruptcy Court on April 21, 2003, pursuant to the Sale Order, and consummated on May 20, 2003.

         1.3. Rules of Interpretation. For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in
Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         1.4. Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

         1.5. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of
(i) the State of Illinois shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

                                  ARTICLE II
                                  ----------
              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
              ----------------------------------------------------

         2.1. Categories of Debtors. Under the Plan, each Debtor entity has been placed into one of five (5) different categories for classification, treatment and distribution purposes. These five (5) categories are set forth below.

 --------------------------------------------------------------------------------------------------------
| 1.  NSC      |  2.  NS Pellet  |  3.  ProCoil  |   4.  Inactive Debtors   |  5.  No Asset Debtors      |
|     ---      |      ---------  |      -------  |       ----------------   |      ----------------      |
|              |                 |               |                          |                            |
|              |                 |               |   o  D.W. Pipeline       |  o  American Steel         |
|              |                 |               |   o  Granite Intake      |  o  Granite City Steel     |
|              |                 |               |   o  Ingleside Dock      |  o  Great Lakes Steel      |
|              |                 |               |   o  Ingleside Holdings  |  o  Hanna Furnace          |
|              |                 |               |   o  Ingleside Point     |  o  Hanna Ore              |
|              |                 |               |   o  Natcoal             |  o  Liberty                |
|              |                 |               |   o  Natland             |  o  Mid-Coast Minerals     |
|              |                 |               |   o  National Coating    |  o  Midwest Steel          |
|              |                 |               |       Limited            |  o  National Acquisition   |
|              |                 |               |   o  National Coating    |  o  National Casting       |
|              |                 |               |       Line               |  o  National Coal          |
|              |                 |               |   o  National Ontario I  |  o  National Mines         |
|              |                 |               |   o  National Ontario II |  o  National Pickle        |
|              |                 |               |   o  NM Procurement      |  o  NC Acquisition         |
|              |                 |               |       Corp               |  o  NC Operating           |
|              |                 |               |   o  NSC Realty          |  o  NS Funding             |
|              |                 |               |   o  Rostraver           |  o  NS Holdings            |
|              |                 |               |                          |  o  NS Land                |
|              |                 |               |                          |  o  NS Technologies        |
|              |                 |               |                          |  o  NSC (NY)               |
|              |                 |               |                          |  o  NSL                    |
|              |                 |               |                          |  o  Peter White Coal       |
|              |                 |               |                          |  o  Puritan                |
|              |                 |               |                          |  o  Skar-Ore               |
|              |                 |               |                          |  o  Teal Lake              |
---------------------------------------------------------------------------------------------------------

The Plan is not premised upon the substantive consolidation of the Estates of any Debtor. Thus, the Plan constitutes separate Plans for each Debtor.

         2.2. Unclassified Claims. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, have not been classified, and the respective treatment of such unclassified claims is set forth immediately below.

            (a) Administrative Claims. Except as otherwise expressly provided for in this Plan, on, or as soon as reasonably practicable after, the later of (i) the date such Administrative Claim becomes an Allowed Administrative Claim, or (ii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

            (b) Priority Tax Claims. Each holder of an Allowed Priority Tax Claim, at the sole option of the Debtors, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (ii) such other treatment agreed to by the Allowed Priority Tax Claim holder and the Debtors.

         2.3. Classification of Claims and Interests. Claims against and Interests in each Debtor are classified as set forth below for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies for the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies for the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

         (a) NSC. The classification of NSC Claims and Interests pursuant to this Plan is as follows:

                            Class                             Status                      Voting Rights
                            -----                             ------                      -------------
   NSC-1         --    Miscellaneous Secured Claims          Unimpaired               Not entitled to vote

   NSC-2         --    Other Priority Claims                 Unimpaired               Not entitled to vote

   NSC-3         --    PBGC Claims                           Impaired                   Entitled to vote

   NSC-4         --    Bond Claims                           Impaired                   Entitled to vote

   NSC-5         --    Mitsubishi/Marubeni Claims            Impaired                   Entitled to vote

   NSC-6         --    General Unsecured Claims              Impaired                   Entitled to vote

   NSC-7         --    Interests in NSC                      Impaired                 Not entitled to vote

         (b) NS Pellet. The classification of NS Pellet Claims and Interests pursuant to this Plan is as follows:

                            Class                             Status                      Voting Rights
                            -----                             ------                      -------------

   NSP-1         --    Miscellaneous Secured Claims          Unimpaired               Not entitled to vote

   NSP-2         --    Other Priority Claims                 Unimpaired               Not entitled to vote

   NSP-3         --    PBGC Claims                           Impaired                   Entitled to vote

   NSP-4         --    General Unsecured Claims              Impaired                   Entitled to vote

   NSP-5         --    Interests in NS Pellet                Impaired                 Not Entitled to vote


         (c) ProCoil. The classification of ProCoil Claims and Interests pursuant to this Plan is as follows:

                            Class                             Status                      Voting Rights
                            -----                             ------                      -------------
   PRO-1        --    Miscellaneous Secured Claims           Unimpaired               Not entitled to vote

   PRO-2        --    Other Priority Claims                  Unimpaired               Not entitled to vote

   PRO-3        --    PBGC Claims                            Impaired                   Entitled to vote

   PRO-4        --    General Unsecured Claims               Impaired                   Entitled to vote

   PRO-5        --    Interests in ProCoil                   Impaired                 Not Entitled to vote


         (d) Inactive Debtors. The classification of Inactive Debtor Claims and Interests pursuant to this Plan is as follows:

                      Class                                   Status                      Voting Rights
                      -----                                   ------                      -------------
   Inactive-1   --    All Claims except Administrative        Impaired                  Entitled to vote
                      Claims, Priority Tax Claims
                      and PBGC Claims

   Inactive-2   --    PBGC Claims                             Impaired                  Entitled to vote

   Inactive-3   --    Interests in Inactive Debtors           Impaired                Not Entitled to vote


         (e) No Asset Debtors. The classification of No Asset Debtor Claims and Interests pursuant to this Plan is as follows:

                            Class                                Status                    Voting Rights
                            -----                                ------                    -------------
   No Asset-1     --     All Claims except Administrative         Impaired              Not entitled to vote
                         Claims, Priority Tax Claims
                         and PBGC Claims

   No Asset-2     --     PBGC Claims                              Impaired                Entitled to vote

   No Asset-3     --     Interests in No Asset Debtors            Impaired              Not entitled to vote


         2.4. Treatment of Claims against and Interests in NSC.

              (a) Class NSC-1-- Miscellaneous Secured Claims against NSC.

                  (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSC-1 Claim, or (z) the date such Class NSC-1 Claim becomes payable pursuant to any agreement between NSC and the holder of such Class NSC-1 Claim, each holder of an Allowed Class NSC-1 Claim shall receive, in full satisfaction, settlement, release, and discharge, of and in exchange for, such Allowed Class NSC-1 Claim
                         (I) Cash equal to the unpaid portion of such Allowed Class NSC-1 Claim or (II) such other treatment as to which NSC and such holder shall have agreed upon in writing.

                  (ii) Voting: Class NSC-1 is Unimpaired and the holders of Allowed Class NSC-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSC-1 are not entitled to vote to accept or reject the Plan.

              (b) Class NSC-2 -- Other Priority Claims against NSC.

                  (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSC-2 Claim, or (z) the date such Class NSC-2 Claim becomes payable pursuant to any agreement between NSC and the holder of such Class NSC-2 Claim, each holder of an Allowed Class NSC-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-2 Claim
                         (I) Cash equal to the unpaid portion of such Allowed Class NSC-2 Claim or (II) such other treatment as to which NSC and such holder shall have agreed upon in writing.

                  (ii) Voting: Class NSC-2 is Unimpaired and the holders of Allowed Class NSC-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSC-2 are not entitled to vote to accept or reject the Plan.

              (c) Class NSC-3 -- PBGC Claims against NSC.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-3 Claim, the distributions set forth in Section 2.11 of this Plan.

                  (ii) Voting: Class NSC-3 is Impaired and entitled to vote to accept or reject the Plan.

              (d) Class NSC-4 - Bond Claims against NSC.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-4 Claim shall receive through the Indenture Trustee, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-4 Claim, the distributions set forth in Section 2.9 of this Plan.

                  (ii) Voting: Class NSC-4 is Impaired and entitled to vote to accept or reject the Plan.

              (e) Class NSC-5 -- Mitsubishi/Marubeni Claims against NSC.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-5 Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-5 Claims, the distributions set forth in Section 2.10 of this Plan.

                  (ii) Voting: Class NSC-5 is Impaired and entitled to vote to accept or reject the Plan.

              (f) Class NSC-6 -- General Unsecured Claims against NSC.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-6 Claim, shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class NSC-6 Claim, its Pro Rata share of the NSC Unsecured Creditor Recovery Pool.

                  (ii) Voting: Class NSC-6 is Impaired and is entitled to vote to accept or reject the Plan.

              (g) Class NSC-7 - Interests in NSC.

                  (i) Treatment: The holders of Class NSC-7 Interests shall neither receive any distributions nor retain any property under the Plan. On the Effective Date, all such Interests shall be deemed cancelled or extinguished.

                  (ii) Voting: Class NSC-7 is Impaired, but because no distributions will be made to holders of Class NSC-7 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class NSC-7 is not entitled to vote to accept or reject the Plan.

         2.5. Treatment of Claims against and Interests in NS Pellet.

              (a) Class NSP-1--Miscellaneous Secured Claims against NS Pellet.

                  (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSP-1 Claim, or (z) the date such Class NSP-1 Claim becomes payable pursuant to any agreement between NSP and the holder of such Class NSP-1 Claim, each holder of an Allowed Class NSP-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-1 Claim
                         (I) Cash equal to the unpaid portion of such Allowed Class NSP-1 Claim or (II) such other treatment as to which NSP and such holder shall have agreed upon in writing.

                  (ii) Voting: Class NSP-1 is Unimpaired and the holders of Allowed Class NSP-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSP-1 are not entitled to vote to accept or reject the Plan.

              (b) Class NSP-2 -- Other Priority Claims against NS Pellet.

                  (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSP-2 Claim, or (z) the date such Class NSP-2 Claim becomes payable pursuant to any agreement between NSP and the holder of such Class NSP-2 Claim, each holder of an Allowed Class NSP-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-2 Claim
                         (I) Cash equal to the unpaid portion of such Allowed Class NSP-2 Claim or (II) such other treatment as to which NSP and such holder shall have agreed upon in writing.

                  (ii) Voting: Class NSP-2 is Unimpaired and the holders of Allowed Class NSP-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSP-2 are not entitled to vote to accept or reject the Plan.

              (c) Class NSP-3 -- PBGC Claims against NS Pellet.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSP-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-3 Claim, the distributions set forth in Section 2.11 of this Plan.

                  (ii) Voting: Class NSP-3 is Impaired and entitled to vote to accept or reject the Plan.

              (d) Class NSP-4 -- General Unsecured Claims against NS Pellet.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSP-4 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class NSP-4 Claim, its Pro Rata share of the NS Pellet Unsecured Creditor Recovery Pool.

                  (ii) Voting: Class NSP-4 is Impaired and is entitled to vote to accept or reject the Plan.

              (e) Class NSP-5 - Interests in NS Pellet.

                  (i) Treatment: On the later of the Effective Date or the dissolution of NS Pellet as set forth in Section 4.3(a) of this Plan, all Interests in NS Pellet shall be deemed cancelled and extinguished.

                  (ii) Voting: Class NSP-5 is Impaired, but because no distributions will be made to holders of Class NSP-5 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class NSP-5 is not entitled to vote to accept or reject the Plan.

         2.6. Treatment of Claims against and Interests in ProCoil.

              (a) Class PRO-1--Miscellaneous Secured Claims against ProCoil.

                  (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class PRO-1 Claim, or (z) the date such Class PRO-1 Claim becomes payable pursuant to any agreement between ProCoil and the holder of such Class PRO-1 Claim, each holder of an Allowed Class PRO-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-1 Claim
                         (I) Cash equal to the unpaid portion of such Allowed Class PRO-1 Claim or (II) such other treatment as to which ProCoil and such holder shall have agreed upon in writing.

                  (ii) Voting: Class PRO-1 is Unimpaired and the holders of Allowed Class PRO-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class PRO-1 are not entitled to vote to accept or reject the Plan.

              (b) Class PRO-2 -- Other Priority Claims against ProCoil.

                  (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class PRO-2 Claim, or (z) the date such Class PRO-2 Claim becomes payable pursuant to any agreement between ProCoil and the holder of such Class PRO-2 Claim, each holder of an Allowed Class PRO-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-2 Claim
                         (I) Cash equal to the unpaid portion of such Allowed Class PRO-2 Claim or (II) such other treatment as to which ProCoil and such holder shall have agreed upon in writing.

                  (ii) Voting: Class PRO-2 is Unimpaired and the holders of Allowed Class PRO-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class PRO-2 are not entitled to vote to accept or reject the Plan.

              (c) Class PRO-3 -- PBGC Claims against ProCoil.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class PRO-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-3 Claim, the distributions set forth in Section 2.11 of this Plan.

                  (ii) Voting: Class PRO-3 is Impaired and entitled to vote to accept or reject the Plan.

              (d) Class PRO-4 -- General Unsecured Claims against ProCoil.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class PRO-4 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class PRO-4 Claim, its Pro Rata share of the ProCoil Unsecured Creditor Recovery Pool.

                  (ii) Voting: Class PRO-4 is Impaired and is entitled to vote to accept or reject the Plan.

              (e) Class PRO-5 - Interests in ProCoil.

                  (i) Treatment: On the later of the Effective Date or the dissolution of ProCoil as set forth in Section 4.3(a) of this Plan, all Interests in ProCoil shall be deemed cancelled and extinguished.

                  (ii) Voting: Class PRO-5 is Impaired, but because no distributions will be made to holders of Class PRO-5 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class PRO-5 is not entitled to vote to accept or reject the Plan.

         2.7. Treatment of Claims against and Interests in each of the respective Inactive Debtors.

              (a) Class Inactive-1--All Claims against each of the respective Inactive Debtors except Administrative Claims, Priority Tax Claims and PBGC Claims.

                  (i) Treatment: The Debtors are unaware of any valid Class Inactive-1 Claims. In the event that any Class Inactive-1 Claims become Allowed Claims against an Inactive Debtor, such Claims shall be treated as Claims against NSC in the applicable Class as set forth in Section 2.4 of this Plan.

                  (ii) Voting: Class Inactive-1 is Impaired and entitled to vote to accept or reject the Plan.

              (b) Class Inactive-2 -- PBGC Claims against each of the respective Inactive Debtors.

                  (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class Inactive-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class Inactive-2 Claims, the distributions set forth in Section 2.11 of this Plan.

                  (ii) Voting: Class Inactive-2 is Impaired and entitled to vote to accept or reject the Plan.

              (c) Class Inactive-3 - Interests in each of the respective Inactive Debtors.

                  (i) Treatment: The holders of Class Inactive-3 Interests shall neither receive any distributions nor retain any property under the Plan. On the later of the Effective Date and completion of the dissolution of the Inactive Debtors as set forth in Section 4.4 of this Plan, all Interests in each of the Inactive Debtors shall be deemed cancelled or extinguished.

                  (ii) Voting: Class Inactive-3 is Impaired, but because no distributions will be made to holders of Class Inactive-3 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class Inactive-3 is not entitled to vote to accept or reject the Plan.

         2.8. Treatment of Claims against and Interests in each of the respective No Asset Debtors.

              (a) Class No Asset-1 - All Claims Against each of the respective No Asset Debtors Except for Administrative Claims, Priority Tax Claims and PBGC Claims.

                  (i) Treatment: Because none of the No Asset Debtors have any material assets, holders of Allowed Class No Asset-1 Claims shall not receive any distribution of property under the Plan on account of such Claims.

                  (ii) Voting: Class No Asset-1 is Impaired, but because no distributions will be made to holders of Class No Asset-1 Claims nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class No Asset-1 is not entitled to vote to accept or reject the Plan.

              (b) Class No Asset-2 -- PBGC Claims against each of the respective No Asset Debtors.

                  (i) Treatment: Because none of the No Asset Debtors have any material assets, holders of Allowed Class No Asset-2 Claims shall not receive any distribution of property under the Plan from the No Asset Debtors, but shall receive the distributions set forth in Section
                         2.11 of this Plan.

                  (ii) Voting: Class No Asset-2 is Impaired and entitled to vote to accept or reject the Plan.

              (c) Class No Asset-3 - Interests in each of the respective No Asset Debtors.

                  (i) Treatment: The holders of Class No Asset-3 Interests shall neither receive any distributions nor retain any property under the Plan. On the later of the Effective Date and completion of the dissolution of the No Asset Debtors as set forth in Section 4.4 of this Plan, all Interests in each of the No Asset Debtors shall be deemed cancelled or extinguished.

                  (ii) Voting: Class No Asset-3 is Impaired, but because no distributions will be made to holders of Class No Asset-3 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class No Asset-3 is not entitled to vote to accept or reject the Plan.

         2.9. Bond Claims. In full satisfaction, settlement, release and discharge of, and in exchange for, any and all Bond Claims against any Debtor, the Indenture Trustee (a) received the Bond Sale Closing Date Payment and (b) shall receive, for the benefit of the holders of the Bonds, the Cash in the Bond Recovery Pool, each to be distributed to the holders of the Bonds with Allowed Bond Claims by the Indenture Trustee in accordance with the terms of the Indenture and this Plan. In addition, on the Effective Date, Houlihan, Lokey, Howard & Zukin Capital ("HLHZ"), the Bondholders' Committee's investment bankers, shall receive payment from the Debtors in the amount of $1,263,322.85 as an allowed Substantial Contribution Claim, representing HLHZ's fee in respect of the distributions made to holders of the Bonds through the Effective Date. HLHZ's allowed Substantial Contribution Claim will also include subsequent payments on account of post-Effective Date distributions of Cash in the Bond Recovery Pool, if any, in amounts as determined pursuant to HLHZ's retention agreement with the Bondholders' Committee, with such amounts to be paid concurrently with distributions to the Indenture Trustee. Pursuant to the Intercreditor Settlement, Bankruptcy Rule 9019 and Sections 1123(b)(3) and (5) of the Bankruptcy Code, and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all claims or controversies relating to all Bond Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         2.10. Mitsubishi/Marubeni Claims. In full satisfaction, settlement, release and discharge of, and in exchange for any and all Mitsubishi/Marubeni Claims against any Debtor, Mitsubishi and Marubeni (a) collectively received the Mitsubishi/Marubeni Sale Closing Date Payment, (b) Mitsubishi shall receive 70.33% of the Mitsubishi/Marubeni Recovery Pool, and (c) Marubeni shall receive 29.67% of the Mitsubishi/Marubeni Recovery Pool. Pursuant to the Intercreditor Settlement, Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5), and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement and release of all claims or controversies relating to all Mitsubishi/Marubeni Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement and release is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         2.11. PBGC Claims. In full satisfaction, settlement, release and discharge of, and in exchange for any and all PBGC Claims against any Debtor or non-Debtor affiliate of any Debtor, the PBGC (a) received the PBGC Sale Closing Date Payment, (b) shall have an Allowed General Unsecured Claim against each Debtor in the amount of $2.1 billion and (c) on account of all such Allowed General Unsecured Claims shall receive a single distribution determined as set forth below. The PBGC's distribution on account of its Allowed General Unsecured Claims shall be from the funds in the Overall Unsecured Creditors Recovery Pool deposited into the Unsecured Creditor Escrow and (i) shall be calculated as if all Debtor Estates were substantively consolidated and all holders of Allowed General Unsecured Claims were in a single Class, (ii) shall be waived until all other holders of Allowed General Unsecured Claims entitled to receive distributions under the Plan receive distributions equal to 1.5% of their Allowed General Unsecured Claims, and (iii) thereafter, shall be Pro Rata (calculated pursuant to clause (i) above). Pursuant to the PBGC Settlement, Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5), and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement and release of all claims or controversies relating to all PBGC Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         2.12. Initial Unsecured Creditor Funding. As agreed to in the Intercreditor Settlement among the parties thereto, after notice of the Intercreditor Settlement Agreement to creditors and parties in interest and as approved by the Sale Order, on the Effective Date, $25 million shall be deposited into the Unsecured Creditor Escrow, pending distributions to such holders as set forth in this Plan. Thereafter, the Unsecured Creditor Escrow shall be funded with 20% of the Reorganized Debtor Net Available Cash. For purposes of determining distributions to holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims, the aforesaid $25 million together with all other amounts deposited in the Unsecured Creditor Escrow shall be allocated as follows: 95.4% to the NSC Unsecured Creditor Recovery Pool, 2.4% to the NS Pellet Unsecured Creditor Recovery Pool, and 2.2% to the Procoil Unsecured Creditor Recovery Pool. Notwithstanding the foregoing, the PBGC shall receive no distribution from the Unsecured Creditor Escrow until all holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims, on a consolidated basis, receive payment equal to 1.5% of the aggregate amount of their Allowed Claims. Thereafter, the PBGC and the holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims shall share pro rata in any funds remaining in the Unsecured Creditor Escrow. In addition, the funds deposited in the Unsecured Creditor Escrow shall not be subject to holders of Administrative Claims or Claims with priority under Section 507(a) of the Bankruptcy Code, other than as set forth in Section 10.17(c) of this Plan.

         2.13. Intercompany Settlement. There shall be no distribution under the Plan on account of Intercompany Claims. The allocation (a) of Reorganized Debtor Net Available Cash to the Bond Recovery Pool, the Mitsubishi/Marubeni Recovery Pool and the Overall Unsecured Creditor Recovery Pool; and (b) of the Overall Unsecured Creditor Recovery Pool to the NSC Unsecured Creditor Recovery Pool, the NS Pellet Unsecured Creditor Recovery Pool, and the ProCoil Unsecured Creditor Recovery Pool, all as set forth in this Plan, constitutes a good faith compromise and settlement pursuant to Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5) of all Intercompany Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement of all such Intercompany Claims and the Bankruptcy Court's findings that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

         2.14. Reservation of Rights Regarding Claims. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

         2.15. Third Party Claims. Notwithstanding anything else in this Plan to the contrary, nothing in the Plan shall be construed to effectuate a release or discharge of any claims owned by a party other than a Debtor or Reorganized Debtor against any party other than a Debtor or a Reorganized Debtor.

                                  ARTICLE III
                                  -----------

                       ACCEPTANCE OR REJECTION OF THE PLAN
                       -----------------------------------

         3.1. Impaired Classes of Claims and Interests Entitled to Vote. Subject to Section 3.4 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

         3.2. Acceptance by an Impaired Class. In accordance with Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         3.3. Presumed Acceptances by Unimpaired Classes. Classes NSC-1; NSC-2; NSP-1; NSP-2; PRO-1; and PRO-2 are Unimpaired by the Plan. Under Section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

         3.4. Classes Deemed to Reject Plan. Holders of Claims and Interests in Classes NSC-7; NSP-5; PRO-5, Inactive-3; No-Asset-1; and No-Asset-3 are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, Classes NSC-7, NSP-5, PRO-5, Inactive-3, No Asset-1, and No Asset-3 are deemed to reject the Plan, and the vote of the holders of Claims in those classes will not be solicited.

         3.5. Summary of Classes Voting on the Plan. As a result of the provisions of Sections 3.3 and 3.4 of this Plan, the votes of holders of Claims in Classes NSC-3; NSC-4; NSC-5; NSC-6, NSP-3; NSP-4; PRO-3; PRO-4; Inactive-1; Inactive-2; and No-Asset-2 will be solicited with respect to this Plan.

         3.6. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code.

                                   ARTICLE IV
                                   ----------

                      MEANS FOR IMPLEMENTATION OF THE PLAN
                      ------------------------------------

         4.1. US Steel Sale. This Plan completes the implementation of, and the distributions of proceeds from, the US Steel Sale, which is incorporated herein.

         4.2. Sources for Plan Distributions. All Cash necessary for the Debtors or the Disbursing Agent to make payments of Cash pursuant to the Plan shall be obtained from the following sources: (a) the Debtors' or Reorganized Debtors' Cash on hand, (b) the proceeds of the US Steel Sale, (c) Cash received in liquidation of the remaining assets of the Debtors, and (d) proceeds of Litigation Claims.

         4.3. Continued Corporate Existence; Vesting of Assets.

             (a) Subject to the provisions of this Plan, and the Restructuring Transactions contemplated in Section 4.7 of this Plan, if applicable, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, provided however, that the corporate purpose of each Reorganized Debtor shall be limited to taking such actions as are necessary to implement, and are consistent with implementing, this Plan and the US Steel Sale. Any dispute as to the propriety of any action sought to be taken by a Reorganized Debtor shall be resolved by the Bankruptcy Court. Subject to the Restructuring Transactions contemplated in Section 4.7 of this Plan, as soon as practicable after the Plan Administrator exhausts the assets of a Reorganized Debtor by making the final distribution of Cash under this Plan and the Plan Administrator Agreement with respect to such Debtor, the Plan Administrator shall (i) effectuate the dissolution of such Reorganized Debtor in accordance with the laws of the state of its incorporation and (ii) cause the resignation of all officers and directors of such Reorganized Debtor.

             (b) Except as expressly provided elsewhere in this Plan, on the Effective Date, the property of each Debtor's Estate shall revest in the applicable Reorganized Debtor.

         4.4. Dissolution of the Inactive Debtors and the No Asset Debtors. Subject to the Restructuring Transactions contemplated in Section 4.7 of this Plan, as soon as practicable after the Effective Date, each of the Inactive Debtors and the No Asset Debtors shall take all steps necessary to wind up its affairs and dissolve its corporate existence. Because the Inactive Debtors have no known Claims against them (other than Intercompany Claims and PBGC Claims which are settled pursuant to Sections 2.13 and 2.11, respectively, of this
Plan) on the Effective Date, all net assets of each of the Inactive Debtors shall automatically vest in and be owned and possessed by NSC, as the sole shareholder of each of the Inactive Debtors.

         4.5. Cancellation of Old Securities and Related Agreements.

             (a) On the Effective Date, except as otherwise other provided for herein, (a) the Old Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, shall be cancelled, and (b) the obligations of the Debtors and the Indenture Trustee under any agreements, indentures or certificates of designations governing the Old Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, as the case may be, shall be discharged.

             (b) Notwithstanding the foregoing, the applicable provisions of the Indenture shall continue in effect solely for the purposes of permitting the Indenture Trustee to make distributions to holders of Bond Claims, pursuant to and subject to this Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and immediately following the completion of distributions to holders of Bond Claims, the Indenture Trustee shall be released from all duties, without any further action on the part of the Debtors or the Reorganized Debtors.

             (c) Nothing herein affects the Indenture Trustee's rights pursuant to the Indenture and applicable non-bankruptcy law to assert the charging lien, pursuant to the Indenture to secure payment of the Indenture Trustee's fees and expenses, on any distributions hereunder to holders of Bond Claims. If the Indenture Trustee does not serve as disbursing agent with respect to distributions to its respective holders, then the funds distributed to any such disbursing agent shall be subject to the charging lien of the Indenture Trustee under the Indenture.

             (d) Old Subsidiary Stock shall continue to be held by its respective owner solely for purposes of completing the dissolution of each such Debtor, provided that, as set forth in Article II of this Plan, no distributions shall be made on account of any Old Subsidiary Stock and all such stock shall be cancelled and extinguished upon the dissolution of such Debtors as set forth in Sections 4.3(a) and 4.4 of this Plan.

         4.6. Certificates of Incorporation and By-laws. The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code.

         4.7. Restructuring Transactions. On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable subsidiary Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

         4.8. Compensation and Benefit Programs. All compensation and benefit plans of the Debtors shall be terminated (a) upon the dissolution of such Debtor or (b) pursuant to an order entered by the Bankruptcy Court in compliance with applicable provisions of the Bankruptcy Code.

         4.9. Directors and Officers of Reorganized Debtors. On the Effective Date, the Plan Administrator shall become the sole director and the President of each of the Debtors. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         4.10. The Plan Administrator.

             (a) Appointment. From and after the Effective Date, Mr. Kirk Sobecki, the Debtors' current President, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

             (b) Rights, Powers and Duties of the Reorganized Debtors and the Plan Administrator. The Reorganized Debtors shall retain and have all the rights, powers and duties necessary to carry out their responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of a Reorganized Debtor pursuant to the Plan and the Plan Administrator Agreement, and as an estate representative pursuant to 11 U.S.C. ss. 1123(b), shall include, among others:

               (i) investing the Reorganized Debtors' Cash, including, but not limited to, the Cash held in any operating account or segregated account (including funds escrowed in connection with the US Steel Sale and the Sale Order), including the Unsecured Creditor Escrow in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) Section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases;

               (ii) calculating and paying all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

               (iii) employing, supervising and compensating professionals retained to represent the interests of, and serve on behalf of, the Reorganized Debtors;

               (iv)    disposing of all assets of the Debtors or Reorganized
                       Debtors;

               (v) making and filing tax returns for any of the Debtors or Reorganized Debtor;

               (vi) objecting to Claims or Interests filed against any of the Debtors' Estates on any basis;

               (vii) seeking estimation of contingent or unliquidated claims under 11 U.S.C.ss.502 (c);

               (viii) seeking determination of tax liability under 11 U.S.C. ss. 505;

               (ix) prosecuting avoidance actions under 11 U.S.C.ss.ss.544, 545, 547, 548, 549, 550 and 553;

               (x) prosecuting turnover actions under 11 U.S.C.ss.ss.542 and 543;

               (xi) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

               (xii) dissolving the Reorganized Debtors as and if necessary or appropriate;

               (xiii) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement;

               (xiv) coordinating, cooperating and reporting to the Residual Beneficiaries' Representatives;

               (xv) filing any necessary post-confirmation reports with the Bankruptcy Court, paying quarterly fees pursuant to 28 U.S.C. ss. 1930(a)(6) for each of the Debtors until the entry of a final decree for the respective Debtor, and filing a final report pursuant to Rule-5009-1(c) of the Local Rules prior to the entry of a final decree for any respective Debtors; and

               (xvi) taking any and all other actions necessary or appropriate to implement or consummate this Plan and the provisions of the Plan Administrator Agreement.

              (c) Compensation of the Plan Administrator. The Plan Administrator shall be compensated by the Reorganized Debtors by being paid his existing salary, plus amounts pursuant to the Debtors' Bankruptcy Court approved employee retention programs. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation by the Reorganized Debtors for services rendered and reimbursement of expenses incurred by such professional. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court but shall be subject to review by the Plan Monitor and the Residual Beneficiaries' Representatives. The Plan Administrator shall deliver to the Plan Monitor detailed written invoices with respect to requests for payment of any such fees and expenses.

              (d) Indemnification. The Reorganized Debtors shall indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors or the implementation or administration of the Plan, other than acts or omissions resulting from the willful misconduct or gross negligence of the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such). To the extent the Reorganized Debtors indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid by the Reorganized Debtors.

              The Reorganized Debtors and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such and as officer and director of Reorganized Debtor) and the Plan Administrator's and the Reorganized Debtors' agents, representatives, professionals and employees (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors and the Estates or the implementation or administration of the Plan and the Plan Administrator Agreement other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence. To the extent Reorganized Debtor and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid by the Reorganized Debtors.

              (e) Authority to Object to Claims and Interests and to Settle Disputed Claims. From and after the Effective Date, the Reorganized Debtors and the Plan Administrator shall be authorized (i) to object to any Claims filed against any of the Debtors' Estates which are not deemed as Allowed Claims under the Plan or were not previously deemed allowed by a Final Order of the Bankruptcy Court and (ii) pursuant to Fed. R. Bankr.
     P. 9019(b) and Section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

               (i) If the Disputed Claim Amount of the Disputed Claim is less than $100,000 and does not involve the settlement of any Claims of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle a Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party.

               (ii) If the Disputed Claim Amount of the Disputed Claim is more than $100,000 but less than $5,000,000 and does not involve the settlement of any Claims of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon seven (7) days' notice to the Plan Monitor.

               (iii) If the Disputed Claim Amount of the Disputed Claim is greater than $5,000,000, or involves the settlement of any Claim of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement after notice to the Plan Monitor and any other affected party.

              If the Plan Monitor or any of the Residual Beneficiaries' Representatives object to the proposed settlement of a Disputed Claim within the prescribed notice period set forth above in writing to the Reorganized Debtors, then (A) if the objecting party withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or (B) if the objecting party does not withdraw its objection, the Plan Administrator shall have the option of
     (I) forgoing entry into the settlement agreement that is the subject of the objection, (II) modifying the terms of the settlement agreement in a way that results in the objecting party withdrawing its objection, or
     (III) seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the objecting party's objection, provided that, in the case of a proposed settlement of a Disputed General Unsecured Claim, the Plan Monitor shall confer with and take direction from the Unsecured Creditors Representative only and only the Unsecured Creditors Representative (to the exclusion of the other Residual Beneficiaries' Representatives) may object to such proposed settlement. Claims Allowed in the Plan shall not be subject to objection

              (f) Notice Procedures with Respect to Other Wind-Down Matters

              After the Effective Date, the Reorganized Debtors and the Plan Administrator shall be authorized to carry out all functions contemplated by this Plan, including without limitation those set forth in Section 4.10(b) of this Plan, without approval of the Bankruptcy Court. Notwithstanding the foregoing, any action to be taken that is not in the ordinary course of the Debtors' or Reorganized Debtors' business and that involves a sum or an expense of greater than $100,000 (including the payment of any Secured or Administrative Claim) shall not be taken unless
     (i) the Plan Monitor first receives notice of the proposed action and (ii) neither the Plan Monitor nor the Residual Beneficiaries' Representatives object in writing to the Plan Administrator within seven (7) days after receipt of such notice. In the event that any objection is received by the Plan Administrator, absent a consensual resolution, the Plan Administrator and the Reorganized Debtors shall not take such action unless and until Bankruptcy Court approval (after notice and a hearing) is obtained. 4.11. Preservation of Rights of Action.

              (a) Generally. Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s), in consultation with the Residual Beneficiaries' Representatives, may pursue such Litigation Claims, as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

              (b) NKK Claims. On the Effective Date, the NKK Litigation Trust shall be created. The NKK Litigation Trust shall be governed by a board of five (5) trustees. Three (3) of such trustees shall be selected by the Bondholders' Committee, one (1) shall be selected jointly by Mitsubishi and Marubeni, and one (1) shall be selected by the Creditors' Committee. All such trustees shall be selected and identified not less than five (5) days before the Confirmation Hearing. The Litigation Trust shall be initially funded with $3.0 million, with reasonable additonal amounts to be funded upon request by the trustees of the NKK Litigation Trust. The NKK Litigation Trust shall be authorized to retain and pay from the trust corpus professionals of its choosing and shall be authorized, if necessary, to retain and pay the reasonable fees of the trustees of the NKK Litigation Trust. At any time, at the discretion of the NKK Litigation Trust, proceeds in the trust shall be turned over to the Reorganized Debtors for distribution to creditors pursuant to the Plan.

         4.12. Effectuating Documents; Further Transactions. The chief executive officer, chief financial officer, or any other appropriate officer of Reorganized NSC or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Reorganized NSC or any applicable Reorganized Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         4.13. Section 1146 Exemption From Certain Transfer Taxes. Pursuant to
Section 1146(c) of the Bankruptcy Code, any issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under this Plan, shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         4.14. Releases and Related Matters.

               (a) Releases by Debtors. As of the Effective Date, in consideration of their services to the Estates, and for other good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever that are property of any of the Debtors' Estates in connection with or related to the Debtors, the Chapter 11 Case or the Plan (other than the rights of the Debtors or the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or the Reorganized Debtors, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors, against (a) the Debtors' directors, officers, employees, agents and professionals as of the Petition Date or thereafter (acting in such capacities); (b) the Creditors' Committee, its members and its professionals (acting in such capacities); and (c) the Bondholders' Committee, its members and its professionals (acting in such capacities); provided, that nothing herein shall impair any of the NKK Litigation Claims transferred to the NKK Litigation Trust pursuant to Section 4.11(b) of this Plan or any direct claim owned by any individual creditor against any non-Debtor third party.

               (b) Injunction Related to Releases. As further provided in
     Article X of this Plan, the Confirmation Order will enjoin the prosecution of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

                                   ARTICLE V
                                   ---------

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
             -----------------------------------------------------

         5.1. Rejected Contracts and Leases. As of the Effective Date, each executory contract and unexpired lease that has not otherwise been assumed or rejected by a Final Order of the Bankruptcy Court prior to the Effective Date shall be rejected pursuant to Section 365 of the Bankruptcy Code, and such executory contract or unexpired lease shall be deemed rejected as of the Effective Date. Each contract or lease that is rejected shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on any schedule shall not constitute an admission by a Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as applicable, as of the Effective Date.

         5.2. Rejection Damages Bar Date. If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Unsecured Creditors Representative, on or before the later of (a) any date set by a Final Order of the Bankruptcy Court, or (b) thirty (30) days after such executory contract or unexpired lease is rejected.

                                  ARTICLE VI
                                  ----------

                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------

         6.1.  Distributions for Claims Allowed as of the Effective Date.

               (a) Special Provisions Regarding Reorganized Debtor Net Available Cash. No distributions funded from Reorganized Debtor Net Available Cash shall be required to be made unless and until there is Reorganized Debtor Net Available Cash. Notwithstanding the immediately preceding sentence, the Plan Administrator shall fund and make distributions as set forth in this Plan on each Quarterly Distribution Date based upon its estimates of Reorganized Debtor Net Available Cash if
     (i) reserves in amounts satisfactory to the Plan Administrator are established and funded sufficient to pay all estimated Claims, costs and expenses that are required to be paid in full before there is Reorganized Net Available Cash as set forth in the definition thereof and (ii) based upon such estimates, there is at least $5.0 million of Reorganized Debtor Net Available Cash to be distributed unless the proposed distribution is the final distribution to be made by the Plan Administrator, in which case there may be less than $5.0 million of Reorganized Debtor Net Available Cash to distribute. The Plan Administrator may, in its discretion, seek Bankruptcy Court approval of the amount of any such reserves or proposed distributions prior to making such distributions.

               (b) Generally. Except as set forth in Section 6.1(a) of this Plan, or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the Effective Date shall be made as soon as practicable after the Effective Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 7.4 of this Plan.

         6.2. Interest on Claims. Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Unless such Claim is a Secured Claim entitled to postpetition interest pursuant to section 506 of the Bankruptcy Code, interest shall not accrue or be paid upon any Disputed Claim with respect to the period from the Petition Date to the date a final distribution is made thereon, if and after such Disputed Claim becomes an Allowed Claim.

         6.3.  Distributions by Disbursing Agent.

               (a) Except as set forth in this Section 7.3 of this Plan, the Disbursing Agent shall make all distributions required under this Plan, including, but not limited to, distributions from the Cash contained in any segregated accounts created in connection with the US Steel Sale.

               (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

               (c) As of the Effective Date, any distributions to be made under the Plan to holders of the Bonds in connection with the Bond Claims shall be made to the Indenture Trustee. All payments to holders of the Bonds shall only be made to such holders after the surrender by each such holder of the Bond certificates representing such Bond Claim, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon the holder's compliance with the requirements set forth in Section 6.7(b). Upon surrender of such Bond, the Indenture Trustee shall cancel and destroy the pertinent Bonds. As soon as practicable after surrender of the Bond evidencing Bond Claims, the Indenture Trustee shall distribute to the holder thereof such holder's pro rata share of the distribution.

         6.4. Record Date for Distributions to Bond Holders. At the close of business on the Distribution Record Date, the transfer records for the Bonds shall be closed, and there shall be no further changes in the record holders of the Bonds. None of the Reorganized Debtors, the Plan Administrator, the Disbursing Agent, or the Indenture Trustee shall have any obligation to recognize any transfer of such Bonds occurring after the Distribution Record Date and shall be entitled instead to recognize, and deal for all purposes hereunder, with only those record holders as of the close of business on the Distribution Record Date.

         6.5. Means of Cash Payment. Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         6.6.  Delivery of Distributions.

               (a) Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (or the Indenture Trustee) (i) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (iii) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (iv) in the case of a holder of a Bond Claim, (A) at the addresses contained in the official records of the Indenture Trustee under the Indenture, or (B) at the addresses set forth in a properly completed letter of transmittal accompanying Bonds properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions made by the Disbursing Agent must be made on or before the later of (x) the first (1st) anniversary of the Effective Date, and (y) the first (1st) anniversary of the date such distribution is made (the "Claiming Period"), after which dates all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, the Reorganized Debtors, the Plan Administrator, any Disbursing Agent or the Indenture Trustee or any of their respective agents and representatives to attempt to locate any holder of an Allowed Claim.

               (b) Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by the Indenture Trustee with respect to the Bond Claims. Accordingly, any Bond Claim, proof of which is filed by the registered or beneficial holder of a Bond Claim, respectively, may be disallowed as duplicative of the Claim of the Indenture Trustee, without need for any further action or Bankruptcy Court order.

               (c) If, after payment of all Allowed Claims pursuant to this Plan and the expiration of Claiming Period, the unclaimed distributions on deposit with the Disbursing Agent equal $50,000 or less, the Disbursing Agent shall be authorized, without further order of the Bankruptcy Court, to donate such sum to the Make-A-Wish Foundation of Northern Illinois. If such amount is greater than $50,000, the Disbursing Agent shall make further distribution to the holders of Allowed Claims in accordance with the terms of the Plan.

         6.7 . Surrender of Securities and Instruments.

               (a) Bonds. Except as provided in Section 6.7(b) of this Plan for lost, stolen, mutilated or destroyed Bonds, each holder of an Allowed Claim evidenced by a Bond shall tender such Bond to the Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Bond to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Bonds shall be marked as canceled and delivered by the Indenture Trustee to the Plan Administrator.

               (b) Lost, Stolen, Mutilated or Destroyed Old Bonds. In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of a Claim evidenced by a Bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Bond, deliver to the Indenture
     Trustee: (i) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the Indenture Trustee to hold the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Bond that has been lost, stolen, mutilated or destroyed. Upon compliance with this Section 6.7(b) by a holder of a Claim evidenced by a Bond, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Bond, as applicable.

               (c) Failure to Surrender Canceled Old Bonds. Any holder of a Bond that fails to surrender or be deemed to have surrendered such Bond before the first (1st) anniversary of the Effective Date shall have its claim for a distribution on account of such Bond discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or their respective property or the Indenture Trustee, and shall not participate in any distribution hereunder, and the distribution that would otherwise have been made to such holder shall be distributed by the Indenture Trustee to all holders who have surrendered their Bonds or satisfactorily explained their non-availability to the Indenture Trustee within the first (1st) anniversary of the Effective Date.

         6.8.  Withholding and Reporting Requirements.

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations.

         6.9. Setoffs. The Reorganized Debtors may, but shall not be required to, set off against any Claim not deemed an Allowed Claim under the Plan, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim not deemed an Allowed Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

                                  ARTICLE VII
                                  -----------

               PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
           UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO
           ----------------------------------------------------------

         7.1.  Prosecution of Objections to Claims.

               (a) Objections to Claims. All objections to Claims (including the Claims of Ziegler, Inc. and Pyro Industrial Services, Inc., but excluding the NKK Litigation Claims) must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

               (b) Authority to Prosecute Objections. After the Confirmation Date, the Debtors, the Reorganized Debtors, and/or the Plan Administrator, as the case may be, will have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims, including Claims for reclamation under Section 546(c) of the Bankruptcy Code. Except as provided in this Plan, from and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         7.2. Treatment of Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim, or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is disputed, until such Claim becomes an Allowed Claim.

         7.3. Disputed Claims Reserves. Prior to making any distributions to the PBGC or holders of Allowed Claims in Classes NSC-6, NSP-4, or PRO-4, the Disbursing Agent shall establish appropriate reserves for Disputed Claims in such Classes, respectively, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in such Classes would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims in their Disputed Claim Amount. The Disbursing Agent shall also establish appropriate reserves for Disputed Claims in other Classes, as it determines necessary and appropriate.

         7.4. Distributions on Account of Disputed Claims once they are Allowed and Additional Distributions on Account of Previously Allowed Claims. On each Quarterly Distribution Date, the Reorganized Debtors will make distributions from the Disputed Claims reserves (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

                                 ARTICLE VIII
                                 ------------

                            CONDITIONS PRECEDENT TO
                   CONFIRMATION AND CONSUMMATION OF THE PLAN
                   -----------------------------------------

         8.1. Conditions to Confirmation. The following are conditions precedent to the occurrence of the Confirmation Date:

               (a) the entry of an Final Order finding that the Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code;

               (b) the proposed Confirmation Order shall be in form and substance, reasonably acceptable to the Debtors, the Creditors' Committee, the Bondholders' Committee, Mitsubishi and Marubeni; and

               (c) all provisions, terms and conditions hereof are approved in the Confirmation Order.

         8.2. Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in writing in accordance with Section 8.3 of this Plan:

               (a) The Confirmation Order shall have been entered and become a Final Order and shall provide that the Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

               (b) all Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee, the Bondholders' Committee, Mitsubishi, and Marubeni and shall have been executed and delivered by all parties' signatory thereto;

               (c) the Debtors shall be authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and the agreements or documents created in connection with the Plan; and

               (d) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         8.3. Waiver of Conditions. Each of the conditions set forth in Sections 8.1 and 8.2 of the Plan may be waived in whole or in part by the Debtors, with the consent of the Creditors' Committee, the Bondholders' Committee, Mitsubishi and Marubeni (which consent shall not be unreasonably withheld). The failure of a party to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                  ARTICLE IX
                                  ----------

                           RETENTION OF JURISDICTION
                           -------------------------

         Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, and over which the Bankruptcy Court would otherwise have been able to exercise original jurisdiction, including, among other things, jurisdiction to:

               (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

               (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors, the Unsecured Creditors Representative, and the Plan Administrator shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

               (c) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

               (d) effectuate performance of and payments under the provisions of the Plan;

               (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

               (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

               (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

               (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

               (i) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

               (j) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

               (k) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

               (l) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

               (m) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

               (n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

               (o) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

               (p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

               (q) enter a final decree closing the Chapter 11 Case.

                                  ARTICLE X
                                  ---------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

         10.1. Professional Fee Claims. All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date and Substantial Contribution Claims under Section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         10.2. Administrative Claims Bar Date. All requests for allowance and/or payment of an Administrative Claim (other than as set forth in Section
2.1 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors, the Residual Beneficiaries' Representatives no later than thirty (30) days after the Effective Date. Unless such request is objected to within seventy-five (75) Business Days after the Effective Date, such Administrative Claim shall be deemed allowed in the amount requested. In the event that an Administrative Claim is objected to, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for allowance and/or payment of an Administrative Claim need be filed with respect to an Administrative Claim that is paid or payable by a Debtor in the ordinary course of business.

         10.3. Payment of Statutory Fees. All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation hearing shall be paid on or before the Effective Date and shall thereafter be paid by the Reorganized Debtors until the Chapter 11 Case is closed.

         10.4. Modifications and Amendments. The Plan may be altered, amended, or modified by the Debtors under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of each of the Residual Beneficiaries' Representatives (which consent shall not be unreasonably withheld). After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors, may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan and such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court. If the consent required by this Section 10.4 is withheld, then the party seeking alteration, amendment or modification may seek Bankruptcy Court approval of such alteration, modification or amendment, which approval (if granted) shall be binding on the party(ies) whose consent had been withheld.

         10.5. Severability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         10.6. Conflicts. To the extent that any provision of the Disclosure Statement or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflict with or are in any way inconsistent with the terms of the Plan, the Plan shall govern and control except with respect to treatment of holders of Claims or Interests.

         10.7. Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         10.8. Compromises and Settlements After Confirmation. After Confirmation, but prior to the Effective Date, pursuant to Bankruptcy Rule 9019(a), the Debtors (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) may compromise and settle various Claims against them and/or claims that they may have against other Persons.

         10.9. Releases and Satisfaction of Subordination and Other Rights. All Claims, including the Claims of the holders of the Bonds, Mitsubishi, Marubeni, and the PBGC against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed lien rights, subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions made during the Chapter 11 Case and distributions under, described in, contemplated by, and/or implemented in this Plan. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, by reason of any claimed lien or subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         10.10. Discharge of the Debtors. Pursuant to Section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor, their respective successors or their respective property, except as expressly provided herein.

         10.11. Injunction.

               (a) Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that, from and after the Confirmation Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estate(s), the Plan Administrator, or the Disbursing Agent, or any of their property on account of any such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; and (D) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

               (b) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 10.11.

         10.12. Exculpation and Limitation of Liability.

               (a) None of the Debtors, the Reorganized Debtors, the Creditors Committee, the Bondholders' Committee, Mitsubishi, Marubeni, the PBGC, the Unsecured Creditors Representative, the Plan Administrator, the Disbursing Agent, the Indenture Trustee, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan (including the distributions), except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

               (b) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Section 4.11 of this Plan.

         10.13. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

         10.14. Effect of Non-Consummation. If either Confirmation or consummation of the Plan does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (y) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Person.

         10.15. Plan Exhibits. Any and all Plan Exhibits, or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 10.16 of the Plan.

         10.16. Notices. Any notice, request, demand, waiver or consent required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and
(c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         If to the Debtors:

                  National Steel Corporation
                  4100 Edison Lakes Parkway
                  Mishawaka, IN 46545
                  Attention:  President

                  with a copy to:

                  Piper Rudnick
                  203 North LaSalle Street, Suite 1800
                  Chicago, Illinois 60601-1293
                  Attention:  Mark A. Berkoff, Esq.


                  and

                  Skadden, Arps, Slate, Meagher & Flom
                  (Illinois)
                  333 West Wacker Drive, Suite 2100
                  Chicago, Illinois 60606-1285
                  Attention:  Timothy R. Pohl, Esq.

         If to the Creditors' Committee:

                  Reed Smith
                  435 Sixth Avenue
                  Pittsburgh, PA 15219
                  Attention: Paul M. Singer, Esq.

                  and

                  Reed Smith
                  1650 Market Street
                  One Liberty Place, 25th Floor
                  Philadelphia, PA  19103
                  Attention:  Claudia Z. Springer, Esq.

         If to the Bondholders' Committee:

                  Shaw Gussis Fishman Glantz
                  Wolfson & Towbin LLC
                  321 N. Clark St., Suite 800
                  Chicago, Illinois  60610
                  Attention:  Steven B. Towbin, Esq.

         If to Mitsubishi:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, NY 10005-1413
                  Attn: Allan S. Brilliant, Esq.

         If to Marubeni:

                  Paul, Weiss, Rifkand, Wharton
                       & Garrison
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Attn: Stephen J. Shimshak, Esq.

         10.17. Creditors' Committee and Unsecured Creditors Representative.

               (a) Dissolution of Creditors' Committee. The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in Section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents or professionals shall terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of a Final Order concerning such fees.

               (b) Creation and Selection. On the Effective Date, the Unsecured Creditors Representative shall be formed and constituted. The Unsecured Creditors Representative shall consist of not more than three
     (3) Creditors' Committee members who shall be appointed by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court at or before the Confirmation Hearing. In the event that no one is willing to serve on the Unsecured Creditors Representative or there shall have been no Unsecured Creditors Representative members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Unsecured Creditors Representative, and all references to the Unsecured Creditors Representative's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

               (c) Function and Duration; Compensation and Expenses. The Unsecured Creditors Representative (i) shall be responsible for (A) representing the interests of holders of General Unsecured Claims in the wind-down of the Debtors' Estates, (B) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, and (C) reviewing objections to and proposed settlements of Disputed Claims, and (ii) shall remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtors. The members of the Unsecured Creditors Representative shall serve without compensation for their performance of services as members of the Unsecured Creditors Representative, except that they shall be entitled to reimbursement of reasonable expenses, including reasonable attorneys' fees and expenses, from the Overall Unsecured Creditor Recovery Pool.

               (d) Limitation of Liability. Neither the Unsecured Creditors Representative, nor any of its members or designees, nor any duly designated agent or representative of the Unsecured Creditors Representative, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Unsecured Creditors Representative, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Unsecured Creditors Representative, other than acts or omissions resulting from such member's willful misconduct or gross negligence.

         10.18. Plan Monitor.

               (a) Creation and Selection. The Plan Monitor shall be selected by the Bondholders' Committee and shall become effective on the Effective Date, which selection shall be made from three (3) non-attorney, Chicago-based insolvency professionals proposed by the Debtors not later than thirty (30) days prior to the Confirmation Hearing, and which selection shall be reasonably acceptable to the Creditors' Committee and Mitsubishi and Marubeni. The identity of the Plan Monitor selected shall be disclosed in a notice filed with the Bankruptcy Court by the Debtors not later than five (5) days before the Confirmation Hearing. If the Plan Monitor is removed for cause, resigns, or is otherwise incapacitated, the successor Plan Monitor shall be chosen as described herein with the selection of the Plan Monitor from three (3) non-attorney, Chicago-based insolvency professionals proposed by the Reorganized Debtors not later than thirty (30) days following such removal, resignation, or incapacitation. In the event that no one is willing to serve as Plan Monitor or there shall have been no Plan Monitor for a period of forty-five (45) consecutive days, then the Plan Administrator and the Reorganized Debtors may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Plan Monitor, and all references to the Plan Monitor's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

               (b) Function and Duration; Compensation and Expenses. The Plan Monitor shall be entitled to receive information from the Debtors regarding the administration of the Estates as reasonably requested and shall be entitled to meet and confer with the Plan Administrator and the Reorganized Debtors' professionals at reasonable times to be agreed upon after request. The Reorganized Debtors shall reimburse the Plan Monitor for reasonable fees and expenses. The Plan Monitor (i) shall not be entitled to retain counsel or other professionals at the expense of the Reorganized Debtors, and (ii) shall not be obligated to follow the direction of any particular Residual Beneficiaries' Representative. The Plan Monitor shall remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtors.

               (c) Limitation of Liability. Neither the Plan Monitor, or its respective employees, shall any member be liable for any act or omission taken or omitted to be taken in its capacity as Plan Monitor, other than acts or omissions resulting from his or her willful misconduct or gross negligence.

         10.19. Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

Dated: Chicago, Illinois
       August 20, 2003





                                   Respectfully submitted,

                                   NATIONAL STEEL CORPORATION AND ITS
                                   SUBSIDIARIES AND AFFILIATES THAT ARE
                                   ALSO DEBTORS AND DEBTORS IN
                                   POSSESSION IN THE CHAPTER 11 CASES

                                   By:  /s/  Kirk A. Sobecki
                                       ---------------------------------------
                                        President of National Steel Corporation

 PIPER RUDNICK
 203 North LaSalle Street, Suite 1800
 Chicago, Illinois  60601-1293

         Mark A. Berkoff
         David N. Missner
         Steven J. Christenholz


By:  /s/ Mark A. Berkoff
    ----------------------------
Counsel for National Steel Corporation
and Certain of its Subsidiaries and
Affiliates

                  - and -


SKADDEN, ARPS, SLATE, MEAGHER
& FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285

         Timothy R. Pohl
         Gary P. Cullen


By:  /s/   Timothy R. Pohl
    -----------------------------
Special Counsel for National Steel
Corporation and Certain of its
Subsidiaries and Affiliates